SECURITIES PURCHASE AGREEMENT

Dated September 23, 2013

by and among

Emerald Oil, Inc.,

WDE Emerald Holdings LLC

and

White Deer Energy FI L.P.

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LIST OF ANNEXES AND SCHEDULES

Annex A:	Form of Amendment No. 2 to the Registration Rights Agreement
Schedule 1.1:	Purchased Securities
Schedule 3.1(a):	Subsidiaries
Schedule 3.1(b):	Capitalization
Schedule 3.1(c):	Conflicts
Schedule 3.1(h):	Litigation
Schedule 3.1(k):	Brokers’ Fees
Schedule 4.6:	Conduct of Business

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This SECURITIES PURCHASE AGREEMENT, dated September 23, 2013 (this “Agreement”), is entered into by and among Emerald Oil, Inc., a Montana corporation (the “Company”), WDE Emerald Holdings LLC, a Delaware limited liability company (“WD Investor I”), and White Deer Energy FI L.P., a Cayman Islands exempted limited partnership (together with WD Investor I, the “Investors” and each, an “Investor”).

RECITALS

A. The Company. As of the date hereof, the Company has 500,000,000 authorized shares of common stock, $0.001 par value per share (“Common Stock”), and 20,000,000 authorized shares of preferred stock, $0.001 par value per share (“Preferred Stock”).

B. The Offering. The Company filed a universal shelf registration statement on Form S-3 (the “Registration Statement”) under the Securities Act that became effective on October 30, 2012, and intends to file a prospectus supplement to the Registration Statement in connection with a registered public offering by the Company of its Common Stock (the “Offering”) on September 23, 2013.

C. The Issuance. In connection with the Offering, the Company intends to issue to the Investors in a private placement that number of shares of Common Stock that, inclusive of the 2,785,600 shares of Common Stock and the warrants to purchase 5,114,633 shares of Common Stock held by the Investors in the aggregate, equals 19.9% of the outstanding Common Stock immediately following the termination of the Offering Period, or approximately 4,645,102 shares of Common Stock (such aggregate number of shares, the “Target Purchase Amount”), subject to adjustment as set forth in Section 1.1 (such aggregate number of shares, as adjusted, the “Purchased Securities”), and the Investors intend to purchase from the Company the Purchased Securities.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

Purchase and Sale; Closing; Closing Transactions

1.1 Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, the Company shall issue and sell to each Investor, and each Investor shall purchase, severally and not jointly, from the Company (collectively, the sales of all of the Purchased Securities hereunder, the “Purchase”) the number of shares of Common Stock set forth opposite such Investor’s name on Schedule 1.1 at the Purchase Price, provided, however, that if the number of shares that the Investors may purchase from the Company in a transaction without obtaining the consent of the stockholders of the Company in accordance with the rules set forth in the NYSE MKT Company Guide and subject to confirmation and approval of the NYSE MKT either:

(a) Exceeds the Target Purchase Amount, then the amount of the Purchased Securities shall equal such higher amount up to 19.9% of the greater of the outstanding Common Stock or the voting power of the Company immediately following the closing of the Offering; or

(b) Is less than the Target Purchase Amount, then the amount of the Purchased Securities shall equal such lower amount;

it being understood in either the case of (a) or (b), that the number of such Purchased Securities to be purchased by each Investor shall be determined by the agreement of the Investors and the Company. Notwithstanding the foregoing, in the event that the aggregate net proceeds to be received by the Company from both the Offering and the Purchase would exceed $175,000,000, then the Purchase may not be consummated without the consent of WD Investor I, which consent shall not be unreasonably withheld.

“Purchase Price” means the per share price equal to the “Price to the “Public” as stated on the cover of the final prospectus supplement to the Registration Statement in connection with the Offering less 100% of the “Underwriting Discounts and Commissions” as stated on the cover of such prospectus supplement.

1.2 Closing.

(a) On the terms and subject to the conditions set forth in this Agreement, the closing of the Purchase (the “Closing”) shall take place at the offices of Vinson & Elkins LLP, 666 Fifth Avenue, 26th Floor, New York, New York 10103, at 9:00 a.m., New York time, within 15 business days after the termination of the Offering Period, or as soon as practicable thereafter after fulfillment or waiver of the conditions to the Closing as set forth in Section 1.3, or at such other place, time and date as shall be determined by the Investors and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

(b) At the Closing, (i) the Company shall deliver to each of the Investors duly executed certificates, dated as of the Closing Date and bearing appropriate legends as hereinafter provided for, representing all of the Common Stock set forth opposite such Investor’s name on Schedule 1.1, and (ii) the Investors shall pay the total aggregate purchase price therefor as set forth in Section 1.1 by wire transfer of immediately available funds to a bank account designated by the Company.

1.3 Conditions Precedent to Closing.

(a) Conditions to Obligations of the Company. The obligation of the Company to consummate the Closing is subject to the fulfillment (or waiver by the Company) at the Closing of each of the following conditions:

(i) (A) the representations and warranties of the Investors set forth in Section 3.2 shall be true and correct in all material respects (except for any representations and warranties that are qualified by materiality, Material Adverse Effect or similar qualifications, all of which shall be true and correct in all respects) as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be so true and correct as of such date), and (B) the Investors shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing; and

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(ii) the Investors shall have delivered to the Company a certificate executed on behalf of each Investor by a duly authorized officer of such Investor or such Investor’s general partner, as applicable, dated as of the Closing Date, certifying the fulfillment of the conditions specified in this Section 1.3(a).

(b) Conditions to Obligations of the Investors. The obligation of the Investors to consummate the Closing is subject to the fulfillment (or waiver by the Investors) at the Closing of each of the following conditions:

(i) (A) the representations and warranties of the Company set forth in Section 3.1 shall be true and correct in all material respects (except for any representations and warranties that are qualified by materiality, all of which shall be true and correct in all respects) as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be so true and correct as of such date), and (B) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing;

(ii) the Company shall have duly executed and delivered to the Investors, and each of the Investors shall have duly executed and delivered to the Company, Amendment No. 2, dated as of the Closing Date, in the form of Annex A hereto, to that certain Registration Rights Agreement, dated February 19, 2013, as amended, by and among the parties hereto (such Registration Rights Agreements, as amended, the “Registration Rights Amendment”);

(iii) no stop order or suspension of trading shall have been imposed by NYSE MKT, the Securities and Exchange Commission (the “SEC”) or any other Governmental Entity with respect to public trading of the Common Stock and the Company shall not have received any notice indicating that the Common Stock will be suspended, limited or delisted;

(iv) neither the Company nor any of its Subsidiaries shall be a debtor in a bankruptcy case or have filed for bankruptcy (under title 11 of the United States Code or any other bankruptcy, receivership, or any other insolvency proceeding in any jurisdiction);

(v) since the date hereof, there shall not have occurred a Material Adverse Change;

(vi) the Company shall have delivered to the Investors a good standing certificate with respect to the Company and each of its Subsidiaries issued by the Montana Secretary of State and the Colorado Secretary of State or, with respect to any such Subsidiary not incorporated or otherwise organized under the laws of the State of Montana or the State of Colorado, the applicable Governmental Entity of the jurisdiction in which such Subsidiary is organized, each dated as of a recent date;

(vii) the Company shall have delivered to the Investors a certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying (e) the resolutions adopted by the Company’s board approving the Transaction Documents, the Transactions and the issuance of the Purchased Securities, (f) the current versions of the Articles of Incorporation and the Bylaws, (g) the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company and (h) the fulfillment of the conditions specified in this Section 1.3(c);

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(viii) the Company shall have delivered all other documents, certificates, instruments and writings reasonably requested by any of the Investors or their counsel prior to the Closing as may be necessary or advisable in connection with the consummation of any of the Transactions; and

(ix) the Offering shall have been consummated on or before the Closing Date.

ARTICLE II

Definitions

2.1 Defined Terms. For purposes of this Agreement, the following words and phrases shall have the following meanings:

(a) “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities, by contract or otherwise.

(b) “Articles of Incorporation” means the Company’s articles of incorporation, as amended, modified or supplemented from time to time.

(c) “Bylaws” means the Company’s bylaws, as amended, modified or supplemented from time to time.

(d) “Exchange Act” means the Securities Exchange Act of 1934, as amended, modified or supplemented from time to time.

(e) “February Purchase Agreement” means the Securities Purchase Agreement dated February 1, 2013, by and among the parties hereto.

(f) “GAAP” means generally accepted accounting principles in the United States.

(g) “Governmental Entity” means any (3) federal, state, local, municipal, foreign or other government (or agency thereof), (4) governmental, quasi-governmental or regulatory authority of any nature (including any governmental agency, branch, department or other entity and any court or other tribunal), (5) multinational organization or (iv) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power any nature.

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(h) “Material Adverse Change” means any change, development or event that has had, has or would reasonably be expected to have, as applicable, a material adverse effect on (6) the business, properties, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or (7) the ability of the Company to timely consummate the Transactions; provided, however, that in determining whether there has been a Material Adverse Change or whether a Material Adverse Change could or would occur, any change, development or event principally attributable to, arising out of, or resulting from any of the following shall be disregarded (except if such change, development or event disproportionately and adversely impacts the business, properties, results of operations or financial condition of the Company or any of its Subsidiaries, taken as a whole, compared to that or those, as applicable, of companies in the industry in which the Company and its Subsidiaries operate): (a) general economic, business, industry or credit, financial or capital market conditions in the United States, including conditions affecting generally the industry in which the Company and its Subsidiaries operate; (b) the taking of any action required or permitted by this Agreement or the Transaction Documents; (c) the taking of any action with the prior written consent of the Investors, (d) pandemics, earthquakes, tornados, hurricanes, floods and acts of God, (e) acts of war (whether declared or not declared), sabotage, terrorism, military actions or the escalation thereof; (f) any changes or prospective changes in applicable laws, regulations or accounting rules, including GAAP or interpretations thereof, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory or political conditions; (g) any existing change, development or event with respect to which any Investor has knowledge as of the date hereof (including any matter set forth in the Schedules to this Agreement); (h) the failure by the Company or any of its Subsidiaries to meet any projections, estimates or budgets for any period prior to, on or after the date of this Agreement (but excluding herefrom any change, development or event underlying such failure to the extent such change, development or event would otherwise constitute a Material Adverse Change); and (i) any adverse change in or effect on the business of the Company and its Subsidiaries that is cured by or on behalf of the Company to the reasonable satisfaction of the Investors before the earlier of the Closing Date and termination of this Agreement as set forth in Article V.

(i) “Material Adverse Effect” means any change, development or event that has had, has or would reasonably be expected to have, as applicable, a material adverse effect on (8) the business, properties, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole; or (9) the ability of the Company to timely consummate the Transactions.

(j) “NYSE MKT” means NYSE MKT LLC, a national securities exchange registered with the SEC pursuant to Section 6 of the Exchange Act.

(k) “Offering Period” means any period during which the underwriters in the Offering may exercise their option to purchase additional shares of Common Stock in accordance with the Underwriting Agreement to be entered into by the Company and such underwriters in connection with the Offering.

(l) “SEC Reports” means all reports and forms filed by the Company with the SEC since April 19, 2010.

(m) “Securities Act” means the Securities Act of 1933, as amended, modified or supplemented from time to time.

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(n) “Subsidiary” means, with respect to any person, those entities of which such person owns or controls more than 50% of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which more than 50% of the outstanding equity securities is owned directly or indirectly by its parent.

(o) “Transaction Documents” means, collectively, this Agreement and the Registration Rights Amendment, in each case as amended, modified or supplemented from time to time in accordance with their respective terms.

(p) “Transactions” means the transactions contemplated by the Transaction Documents, including the Purchase.

2.2 Other Terms. For purposes of this Agreement, the following terms shall have the meaning specified in the Sections indicated below:

Term	Location of Definition
Agreement	Preamble
Antitakeover Laws	Section 3.1(g)
Bankruptcy Exceptions	Section 3.1(d)(i)
business day	Section 5.14
Claim	Section 4.8(e)
Closing	Section 1.2(a)
Closing Date	Section 1.2(a)
Common Stock	Recital A
Company	Preamble
Confidentiality Agreement	Section 5.2
Deductible	Section 4.8(d)
Evaluation Date	Section 3.1(j)
Indemnified Person	Section 4.8(e)
Indemnifier	Section 4.8(e)
Investor(s)	Preamble
Investor Indemnified Parties	Section 4.8(b)
Investor Material Adverse Effect	Section 3.2(a)(ii)
Losses	Section 4.8(b)
Offering	Recital B
Preferred Stock	Recital A
Purchase	Section 1.1
Purchase Price	Section 1.1
Purchased Securities	Recital C
Registration Rights Amendment	Section 1.3(c)(ii)
Registration Statement	Recital B
SEC	Section 1.3(c)(iii)
Target Purchase Amount	Recital C
WD Investor I	Preamble
White Deer Group	Section 4.9
White Deer Group Member	Section 4.9

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ARTICLE III

Representations and Warranties

3.1 Representations and Warranties of the Company. The Company represents and warrants to the Investors that as of the date hereof and as of the Closing Date (or such other date specified herein):

(a) Organization, Authority and Subsidiaries. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Montana with corporate power and authority to own its properties and conduct its business as currently conducted, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the State of Colorado and each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification, except where the failure to qualify does not constitute a Material Adverse Effect. Each Subsidiary of the Company, its jurisdiction of organization and all shares of capital stock or other voting securities of, or ownership interests in, each such Subsidiary are set forth on Schedule 3.1(a). Each Subsidiary of the Company has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization, with corporate, partnership, limited liability company or other entity power and authority to own its properties and conduct its business as currently conducted, and has been duly qualified as a foreign corporation, partnership, limited liability company or other entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification, except where the failure to qualify does not constitute a Material Adverse Effect.

(b) Capitalization. The authorized capital stock of the Company consists of 500,000,000 shares of Common Stock, of which 42,927,252 shares are issued and outstanding as of the date hereof, and 20,000,000 shares of Preferred Stock, of which 150,000 shares of Series A Perpetual Preferred Stock and 5,114,633 shares of Series B Voting Preferred Stock are issued and outstanding as of the date hereof. Schedule 3.1(b) sets forth, as of the date hereof, all of the options, warrants and equity incentive plans of the Company, and the number of shares of Common Stock reserved for issuance pursuant to any outstanding options, warrants or equity incentive plans. The outstanding shares of the Company’s capital stock have been duly authorized and are validly issued and outstanding, fully paid and non-assessable, are not subject to preemptive rights (and were not issued in violation of any preemptive rights) and were issued in full compliance with applicable state and federal securities laws and any rights of third parties. Except as provided in the February Purchase Agreement, no person is entitled to preemptive or similar statutory or contractual rights with respect to any securities of the Company. Except as set forth above or on Schedule 3.1(b), as of the date hereof, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and, except as contemplated by this Agreement and in the Offering, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. The issuance and sale of the Purchased Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

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(c) Common Stock. The Common Stock has been duly and validly authorized, and, when issued and delivered pursuant to this Agreement, the Common Stock will be duly and validly issued, fully paid and non-assessable.

(d) Authorization, Enforceability.

(i) The Company has the corporate power and authority to execute and deliver the Transaction Documents and to carry out its obligations hereunder (which includes the issuance of the Common Stock) and thereunder. The execution, delivery and performance by the Company of the Transaction Documents and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, and no further approval or authorization is required on the part of the Company, except as otherwise set forth in this Agreement. The Transaction Documents are or will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity (“Bankruptcy Exceptions”).

(ii) Except as set forth in Schedule 3.1(d), the execution, delivery and performance by the Company of the Transaction Documents, compliance by the Company with any of the provisions hereof or thereof and the consummation of the Transactions, will not (a) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, accelerate the performance required by, or result in any payment obligations under, or result in a right of termination, acceleration or payment of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under any of the terms, conditions or provisions of (i) the Articles of Incorporation or the Bylaws or (ii) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries may be bound, or to which the Company or any of its Subsidiaries or any of the properties or assets of the Company or any of its Subsidiaries may be subject, including as a result of any change of control or similar provision (except for violations, conflicts, breaches or defaults that do not constitute a Material Adverse Effect) or (b) subject to compliance with the statutes and regulations referred to in the next paragraph, materially violate (i) any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree or (ii) subject to confirmation by and approval of the NYSE MKT that the Purchased Securities may be issued, any rule related to the qualification, listing and delisting of companies on NYSE MKT, including the NYSE MKT Company Guide, in each case applicable to the Company or any of its Subsidiaries or any of their respective properties or assets.

(iii) Other than the filing of the Form 8-K and a Form D that may be required to be filed with the SEC, and such as have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Company in connection with the consummation of the Transactions.

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(e) Reports.

(i) Since April 19, 2010, the Company has complied in all material respects with the filing requirements of Sections 13(a), 14(a) and 15(d) of the Exchange Act.

(ii) The SEC Reports, when they became effective or were filed with the SEC, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder, and none of such documents, when they became effective or were filed with the SEC, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(f) Company Financial Statements. The consolidated financial statements of the Company and its Subsidiaries included or incorporated by reference in the SEC Reports filed prior to the Closing (except with respect to customary year-end adjustments and the absence of notes), present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates indicated therein and the consolidated results of their operations for the periods specified therein; and, except as stated therein, such financial statements were prepared in conformity with GAAP, applied on a consistent basis (except for the absence of notes and as otherwise may be noted therein).

(g) Application of Takeover Protections.

(i) There are no “business combination with interested stockholders” or similar antitakeover provisions under the Articles of Incorporation or the Bylaws or the antitakeover laws and regulations of any state (collectively, the “Antitakeover Laws”) that are or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including the Company’s issuance of the Purchased Securities and the Investors’ ownership of the Purchased Securities.

(ii) The Company has not adopted any poison pill (including any distribution under a rights agreement) or other similar antitakeover measure.

(h) Litigation. Schedule 3.1(h) sets forth a list and brief description of all securities-related or material actions, suits, claims, or proceedings, or, to the Company’s knowledge, inquiries or investigations, before or by any court, arbitrator, Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries. Such suits, actions or proceedings pending or threatened against the Company or any of its Subsidiaries do not and would not reasonably be expected to impair in any material respect the ability of the Company to perform its obligations under the Transaction Documents, or prevent or materially impede the consummation by the Company of the Transactions.

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(i) Compliance. Neither the Company nor any of its Subsidiaries (10) is in material violation of any order of any court, arbitrator or Governmental Entity, or (11) is in material violation of any statute, rule or regulation of any Governmental Entity, including all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters. The Company is in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, applicable to it.

(j) Internal Accounting Controls. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (12) transactions are executed in accordance with management’s general or specific authorizations, (13) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (14) access to assets is permitted only in accordance with management’s general or specific authorization, and (15) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15(d)-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-K or Form 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the last day of the period covered by the Company’s most recently filed Form 10-Q (such date, the “Evaluation Date”). The Company presented in its most recently filed Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as described in Item 308(c) of Regulation S-K under the Exchange Act) or in other factors that could significantly and adversely affect the Company’s internal controls. The Company’s auditors have not identified any significant deficiency or material weakness in the Company’s system of internal controls for the Company’s last fiscal year that would have or would be reasonably likely to have a Material Adverse Effect on the Company.

(k) Brokers or Finders. Except as set forth on Schedule 3.1(k), no agent, broker, investment banker or other firm or person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with the Purchase.

(l) No Directed Selling Efforts or General Solicitation. Neither the Company nor any person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D of the Securities Act) in connection with the offer or sale of any of the Purchased Securities.

(m) No Integrated Offering. Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Purchased Securities under the Securities Act.

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(n) Private Placement. Assuming the accuracy of the representations of the Investors in Section 3.2(b), the offer and sale of the Purchased Securities to the Investors as contemplated hereby is exempt from the registration requirements of the Securities Act.

3.2 Representations and Warranties of the Investors. The Investors, jointly and severally, hereby represent and warrant to the Company that as of the date hereof and as of the Closing:

(a) Authorization, Enforceability.

(i) Each Investor has been duly organized and is validly existing as a limited liability company under the laws of the State of Delaware or an exempted limited partnership under the laws of the Cayman Islands, as applicable, with the limited liability company power and authority or limited partnership power and authority, respectively, to own its properties and conduct its business as currently conducted and to execute and deliver the Transaction Documents and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by each Investor of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized (including by such Investor’s general partner, if applicable) and all other necessary limited liability company or limited partnership, as applicable, action on the part of such Investor, and no further approval or authorization is required on the part of such Investor or any other party for such authorization to be effective. The Transaction Documents are or will be valid and binding obligations of each Investor enforceable against such Investor in accordance with their respective terms, except as the same may be limited by Bankruptcy Exceptions.

(ii) The execution, delivery and performance by each Investor of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby and compliance by such Investor with any of the provisions hereof and thereof, will not (a) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of such Investor under any of the terms, conditions or provisions of (i) its organizational documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Investor is a party or by which it may be bound, or to which such Investor or any of the properties or assets of such Investor may be subject, or (b) violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to such Investor or any of its properties or assets except, in the case of clauses (A)(2) and (B), for such occurrences that, individually or in the aggregate, have not had, do not have or would not be reasonably likely to have a material adverse effect on the ability of the Investors to consummate the Purchase and the other transactions contemplated by this Agreement (an “Investor Material Adverse Effect”).

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(iii) Other than such as have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by any Investor in connection with the consummation by such Investor of the Purchase except for any such notices, filings, exemptions, reviews, authorizations, consent and approvals the failure of which to make or obtain would not constitute an Investor Material Adverse Effect.

(b) Purchase for Investment. Each Investor acknowledges that the offering and sale of the Purchased Securities have not been registered under the Securities Act or under any state securities laws. Each Investor understands that the Purchased Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, each Investor must hold the Purchased Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Each Investor (16) is acquiring the Purchased Securities pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (17) is acquiring the Purchased Securities for investment for its own account, not as a nominee or agent, and not with a view to resale or distribute any part thereof; provided, however, that such representation is made without prejudice to such Investor’s right to sell or otherwise dispose of all or any portion of the Purchased Securities in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, (18) will not sell or otherwise dispose of any of the Purchased Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, (19) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Purchase and of making an informed investment decision, and has conducted a review of the business and affairs of the Company that it considers sufficient and reasonable for purposes of making the Purchase, (20) has had the opportunity to ask questions and receive answers from the authorized representatives or agents of the Company and the terms and conditions of this investment, and that any such questions have been answered to such Investor’s full satisfaction, and (21) is an “accredited investor” (as that term is defined by Rule 501 under the Securities Act). Each Investor acknowledges that the Company has no obligation to register or qualify the Purchased Securities except as set forth in the Registration Rights Amendment.

(c) No General Solicitation. No Investor is purchasing the Purchased Securities as a result of any advertisement, article, notice or other communication regarding the Purchased Securities published in any newspaper, magazine or similar media, posted on the internet or broadcast over television or radio. No Investor was identified or contacted through the marketing of the Offering and did not independently contact the Company as a result of the Registration Statement or the prospectus supplement to the Registration Statement.

(d) Company Representations. Each of the Investors acknowledges and agrees that (22) other than as expressly set forth in Section 3.1, the Company neither is making nor has made any representations or warranties, written or oral, statutory, express or implied, concerning the Company, its Subsidiaries, their respective businesses or assets or any aspect of the Transactions and (23) such Investor has not been induced by and has not relied upon any representations, warranties or statements, whether written or oral, statutory, express or implied, made by the Company that are not expressly set forth in Section 3.1.

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ARTICLE IV

Covenants and Additional Agreements

4.1 Further Assurances. At any time and from time to time after the Closing, at the request of any Investor, the Company shall execute and deliver such further documents, and perform such further acts, as may be reasonably necessary in order to effectively transfer and convey the applicable Purchased Securities to each of the Investors, on the terms herein contained, and to otherwise comply with the terms of this Agreement and consummate the Transactions.

4.2 Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated; provided, however, that if such transactions are consummated, the Company shall pay out of the aggregate purchase price the reasonable fees and out-of-pocket expenses of the Investors (including reasonable legal and engineering fees), in an amount not to exceed $25,000 upon delivery to the Company of an invoice in reasonable detail in connection with such transactions.

4.3 Transfer Restrictions. The Purchased Securities are, and will be when issued, restricted securities under the Securities Act and may not be offered or sold except pursuant to an effective registration statement or an available exemption from registration under the Securities Act. Accordingly, each Investor agrees it shall not, directly or through others, offer or sell any Purchased Securities except pursuant to an effective registration statement or pursuant to Rule 144 or another exemption from registration under the Securities Act, if available. Prior to any transfer of Purchased Securities other than pursuant to an effective registration statement, each Investor agrees it shall notify the Company of such transfer, and the Company may require such Investor to provide, prior to such transfer, such evidence that the transfer will comply with the Securities Act (including written representations and an opinion of counsel) as the Company may reasonably request. The Company may impose stop-transfer instructions with respect to any securities that are to be transferred in contravention of this Agreement.

4.4 Legend. Each Investor agrees that all certificates or other instruments representing Purchased Securities will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF THE SECURITIES PURCHASE AGREEMENT, DATED SEPTEMBER 23, 2013, AS AMENDED FROM TIME TO TIME, AMONG THE ISSUER OF THESE SECURITIES AND THE INVESTORS REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.”

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In the event that ii) any Purchased Securities become registered under the Securities Act or iii) Purchased Securities are eligible to be transferred without restriction in accordance with Rule 144 under the Securities Act, the Company shall issue new certificates or other instruments representing such Purchased Securities, which shall not contain such portion of the above legend that is no longer applicable; provided that the Investors surrender to the Company the previously issued certificates or other instruments.

4.5 Certain Notifications Until Closing. From the date of this Agreement until the Closing, each party shall promptly notify the other parties of iv) any fact, event or circumstance of which it is aware and which would be reasonably likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect or to cause any covenant or agreement of such party contained in this Agreement not to be complied with or satisfied in any material respect and v) any fact, circumstance, event, change, occurrence, condition or development of which it is aware and which, individually or in the aggregate, constitutes a Material Adverse Effect or an Investor Material Adverse Effect, as the case may be; provided, however, that delivery of any notice pursuant to this Section 4.5 shall not limit or affect any rights of or remedies available to the other parties.

4.6 Conduct of Business.

(a) Except as set forth in Schedule 4.6 or as otherwise required to perform its obligations under the Transaction Documents or any other agreement contemplated herein, or as otherwise agreed to in writing by the Investors, from the date hereof to the Closing Date, the Company shall, and shall cause each of its Subsidiaries to (1) conduct its business only in the ordinary course and consistent with past practice; (2) use its reasonable best efforts to preserve and maintain its relationships with its customers, suppliers, clients, advertisers, distributors, agents, officers and employees and other persons with which it has significant business dealings; (3) use its reasonable best efforts to maintain all of the material assets and properties it owns or uses in the ordinary course of business consistent with past practice; (4) use its reasonable best efforts to preserve the goodwill and ongoing operations of its business; (5) maintain its books and records in the usual, regular and ordinary manner, on a basis consistent with past practice; (6) perform and comply in all material respects with its existing contractual arrangements; (7) maintain insurance in full force and effect with respect to its business with responsible companies, comparable in amount, scope and coverage to that in effect on the date of this Agreement; and (8) comply in all material respects with applicable laws.

(b) Except as set forth in Schedule 4.6 or as expressly contemplated by the Transaction Documents or any other agreement contemplated herein, between the date hereof and the Closing Date, without the prior written consent of the Investors, the Company shall not, and shall cause each of its Subsidiaries not to, take any of the following actions:

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(i) change its articles or certificate of incorporation or bylaws or other organizational documents (including by amendment, waiver, merger or otherwise);

(ii) reclassify any capital stock of the Company or its Subsidiaries;

(iii) increase the authorized number of shares of, authorize the issuance of, or issue any shares of Preferred Stock or Common Stock, other than in connection with the Offering and the issuance pursuant to any outstanding options, warrants or equity incentive plans;

(iv) accelerate the vesting of any shares of Common Stock subject to vesting;

(v) except as contemplated in the February Purchase Agreement, pay any dividends or make any distributions on any shares of Common Stock or any other capital stock of the Company or repurchase or redeem any Common Stock or any other capital stock of the Company; or

(vi) agree to take any of the actions restricted by this Section 4.6(b).

4.7 Financial Statements and Other Reports. The Investors shall have the reasonable right to consult from time to time with the Officers and the supervisors or independent accountants of the Company and its Subsidiaries at their respective places of business regarding operating and financial matters of the Company and its Subsidiaries and to visit and inspect any of the properties, assets, books and records, agreements or information of the Company and its Subsidiaries, so long as the exercise of such rights does not materially interfere with the operations or business of the Company. The Company shall deliver to the Investors:

(a) within 90 days after the end of each fiscal year of the Company, (9) an audited, consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, (10) an audited, consolidated income statement of the Company and its Subsidiaries for such fiscal year and (11) an audited, consolidated statement of cash flows of the Company and its Subsidiaries for such fiscal year;

(b) within 45 days after the end of each of the first three quarters of each fiscal year of the Company, (12) an unaudited, consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter, (13) an unaudited, consolidated income statement of the Company and its Subsidiaries for such fiscal quarter and (14) an unaudited, consolidated statement of cash flows of the Company and its Subsidiaries for such fiscal quarter;

(c) (i) monthly verbal financial, construction and operating updates with respect to the Company and its Subsidiaries, together with reasonably detailed supporting documentation, and (ii) monthly written financial, construction and operating reports with respect to the Company and its Subsidiaries;

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(d) promptly upon delivery to or receipt by the Company or any of its Subsidiaries, any operating report or notice delivered to or received from any lender to the Company or any of its Subsidiaries or any holder of equity securities in the Company or any of its Subsidiaries;

(e) no more than 30 days subsequent to the beginning of any fiscal year of the Company, a reasonably detailed annual budget for the Company and its Subsidiaries;

(f) promptly upon delivery to or receipt by the Company or any of its Subsidiaries, any notice of default under any agreement or instrument evidencing indebtedness of the Company or any of its Subsidiaries for borrowed money;

(g) prompt notice of any event or circumstance that constitutes a Material Adverse Effect;

(h) prompt notice of significant events with respect to the Company or any of its Subsidiaries (including litigation); and

(i) as soon as reasonably practicable upon receipt of any such request, any such other report or information (in any form, electronic or otherwise) as an Investor may reasonably request.

Financial statements and other reports required to be delivered pursuant to this Section 4.7 filed by the Company with the SEC and available on EDGAR (or such other free, publicly-accessible internet database that may be established and maintained by the SEC as a substitute for or successor to EDGAR) shall be deemed to have been delivered to the Investors on the date on which the Company posts such documents to EDGAR (or such other free, publicly-accessible internet database that may be established and maintained by the SEC as a substitute for or successor to EDGAR).

4.8 Survival; Indemnification.

(a) Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing; provided, however, that no action for a breach of the representations and warranties contained herein or for a breach or violation of a covenant or agreement set forth in the Transaction Documents that was required to be performed prior to or at the Closing, shall be brought more than 10 days after the Company’s Annual Report on Form 10-K for the year ending December 31, 2013 is filed with the SEC, except for claims arising out of the representations and warranties contained in Section 3.1(b) (Capitalization), Section 3.1(c) (Common Stock), and Section 3.1(d) (Authorization, Enforceability) (collectively, the “Specified Representations”), which shall survive indefinitely after the Closing.

(b) Indemnification by the Company. From and after the Closing, the Company shall indemnify and hold harmless the Investors and their respective Affiliates and their respective directors, officers, employees and agents (collectively, the “Investor Indemnified Parties”) from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorney fees and disbursements and other expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) asserted against or incurred by such Investor Indemnified Party to the extent arising out of or in connection with (15) any breach of the representations or warranties of the Company set forth in this Agreement or (16) any breach or violation of the covenants or agreements of the Company set forth in this Agreement.

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(c) Indemnification by the Investors. From and after the Closing, each of the Investors shall, severally but not jointly, indemnify and hold the Company and its Affiliates and their respective directors, officers, employees and agents (collectively, the “Company Indemnified Parties”) harmless from and against all Losses asserted against or incurred by such Company Indemnified Party to the extent arising out of or in connection with (17) any breach of the representations or warranties of such Investor set forth in this Agreement or (18) any breach or violation of the covenants or agreements of such Investor set forth in this Agreement.

(d) Indemnification Limits. The Investor Indemnified Parties shall not be entitled to recover any Losses pursuant to Section 4.8(b) (19) unless and until the Investor Indemnified Parties’ aggregate claims therefor exceed $500,000, at which time the Investor Indemnified Parties shall be entitled to recover Losses only to the extent that the aggregate amount of Investor Indemnified Parties’ indemnifiable Losses exceeds such amount (the “Deductible”); provided, however, that no event, claim or item of Loss will constitute a Loss and indemnification will not be available with respect to such event, claim or item of Loss (nor will any such event, claim or item of Loss be counted towards the Deductible) unless such event, claim or item of Loss, together with all related events, claims or items of Loss, results in a Loss of $50,000 or more, in which case the Investor Indemnified Parties will be entitled to indemnification for the full amount of Losses related to such event, claim or item of Loss subject to the Deductible and the other limitations set forth herein (and such Losses will be counted towards the Deductible); or (20) for an aggregate amount in excess of the aggregate Purchase Price; provided, however, that claims for breach of any of the Specified Representations shall not be subject to the foregoing limitations and shall not be included in the determination of whether a limitation has been reached. In addition, the Losses incurred by any Investor shall be determined on the basis of the number of Purchased Securities purchased by such Investor (or such Investor’s Affiliate, as applicable) hereunder and not on the basis of any other shares of Common Stock beneficially owned by such Investor, whether acquired prior to or after the consummation of the Transactions.

(e) Conduct of Indemnification Proceedings. Promptly after receipt by any person (the “Indemnified Person”) of notice of any demand, claim or circumstances of any kind which would or might give rise to a claim or the commencement of any action, proceeding or investigation (in each case, a “Claim”) in respect of which indemnity may be sought pursuant to Section 4.8(b) or Section 4.8(c), such Indemnified Person shall promptly notify the party or parties required to provide such indemnification (the “Indemnifier”) in writing and the Indemnifier shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Indemnifier shall not relieve the Indemnifier of its obligations hereunder except to the extent that it shall be finally determined by a court of competent jurisdiction that such failure to notify shall have materially prejudiced the Indemnifier. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (21) the Indemnifier and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (22) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifier shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, the Indemnifier shall indemnify and hold harmless such Indemnified Person from and against any Loss (to the extent stated above) by reason of such settlement. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld (provided that the Indemnified Person shall have the absolute right in its sole discretion to withhold consent from any settlement of any pending or threatened proceeding if such settlement does not include an unconditional release of such Indemnified Person from any liability arising out of such proceeding), the Indemnifier shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party. The parties shall cooperate fully with each other in connection with the defense of any Claim.

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(f) Insurance. Any Indemnifier shall be subrogated to the rights of any Indemnified Person in respect of any insurance relating to Losses to the extent of any indemnification payments made under this Agreement, and such Indemnified Person shall provide all reasonably requested assistance to such Indemnifier in respect of such subrogation.

(g) No Duplication. Any liability for indemnification under this Agreement shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach or violation of more than one representation, warranty, covenant or agreement.

(h) Sole Remedy. If the Closing occurs, the parties agree that the sole and exclusive remedy of any party to this Agreement or any Investor Indemnified Parties, the events giving rise to this Agreement and the transactions provided for in this Agreement (excluding, for the avoidance of doubt, the transactions provided for in the Registration Rights Amendment), shall be limited to the indemnification provisions set forth in this Section 4.8 and, in furtherance of the foregoing, each of the parties, on behalf of itself and its Affiliates, waives and releases the other parties to this Agreement (and such other parties’ Affiliates) from, to the fullest extent permitted under any applicable law, any and all rights, claims and causes of action it or its Affiliates may have against the other parties to this Agreement in connection with the events giving rise to this Agreement and the transactions provided for in this Agreement (excluding, for the avoidance of doubt, the transactions provided for in the Registration Rights Amendment), except pursuant to the indemnification provisions set forth in this Section 4.8; provided, however, that nothing herein shall limit in any way any such party’s remedies in respect of fraud, intentional misrepresentation or omission or intentional misconduct by the other parties in connection herewith or the Transactions.

(i) NO SPECIAL DAMAGES. IN NO EVENT SHALL ANY PARTY BE LIABLE UNDER THIS SECTION 4.8 OR OTHERWISE IN RESPECT OF THIS AGREEMENT (EXCLUDING, FOR THE AVOIDANCE OF DOUBT, THE REGISTRATION RIGHTS AMENDMENT) FOR EXEMPLARY, SPECIAL, PUNITIVE, INDIRECT, REMOTE OR SPECULATIVE DAMAGES EXCEPT TO THE EXTENT ANY SUCH PARTY SUFFERS SUCH DAMAGES TO AN UNAFFILIATED THIRD PARTY IN CONNECTION WITH A LOSS, IN WHICH EVENT SUCH DAMAGES SHALL BE RECOVERABLE.

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4.9 Business Opportunities. The Company recognizes that the Investors are private equity funds and that the Investors, their partners or investors, and professionals affiliated with the Investors (such persons, together with the operating companies described in this sentence, are collectively referred to as the “White Deer Group” and individually as a “White Deer Group Member”) invest in, serve on the boards of directors and other governing bodies of, serve as officers of, provide services to and have minority and controlling ownership interests in, existing and future operating companies. Nothing in this Agreement or the nature of the existing or any future relationship between any White Deer Group Member, on the one hand, and the Company or any of its Affiliates, on the other, will prohibit any White Deer Group Member from engaging in any activity or business opportunity whatsoever for its own account or will require any White Deer Group Member to make any business opportunity available to the Company, even if such activity or business opportunity competes with or relates to the business conducted by the Company. Notwithstanding the foregoing, no Investor may (and each Investor shall cause its Affiliates not to) engage in any activity or business opportunity that is vi) presented to the Investor Director in such person’s capacity as a director of the Company and with respect to which no other White Deer Group Member (other than the Investor Director) independently receives notice or otherwise identifies such activity or opportunity or vii) identified by the White Deer Group solely through the disclosure of information by or on behalf of the Company.

4.10 Waiver of Registration Rights. In connection with the Offering, the Investors hereby irrevocably waive any and all (i) registration rights under Section 2(c) of the Registration Rights Agreement, dated February 19, 2013, as amended, by and among the parties hereto and (ii) rights to notice with respect to the foregoing.

ARTICLE V

Miscellaneous

5.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by either the Investors or the Company if the Closing shall not have occurred by October 31, 2013; provided, however, that the right to terminate this Agreement under this Section 5.1(a) shall not be available to any party whose breach of any representation or warranty or failure to perform any obligation under this Agreement shall have caused or resulted in the failure of the Closing to occur on or prior to such date;

(b) by either the Investors or the Company in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Transactions and such order, decree, ruling or other action shall have become final and nonappealable; or

(c) by the mutual written consent of the Investors and the Company.

5.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 5.1, this Agreement shall forthwith become void (except for the provisions of this Article V and of the Confidentiality Agreement, which shall continue in full force and effect) and there shall be no liability on the part of any party hereto, except that nothing herein shall relieve any party from liability for any willful, material breach of this Agreement. “Confidentiality Agreement” means the letter agreement, dated December 12, 2012, by and between the Company and White Deer Energy L.P.

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5.3 Amendment. No amendment of any provision of this Agreement shall be effective unless made in writing and signed by a duly authorized representative of each party.

5.4 Waivers. The conditions to each party’s obligation to consummate the Purchase are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. Any failure by any party to comply with any of its obligations, agreements or covenants herein may be waived by the party to whom such compliance is owed. No waiver will be effective unless it is in a writing signed by a duly authorized officer or representative of the waiving party that makes express reference to the provision or provisions subject to such waiver. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

5.5 Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by PDF (Portable Document Format) or facsimile and such PDFs or facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

5.6 Governing Law; Submission to Jurisdiction, Etc. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any other jurisdiction. With respect to any lawsuit or claim arising out of or in connection with any Transaction Document, each of the parties hereto agrees viii) to submit to the personal jurisdiction of the State or Federal courts in the Borough of Manhattan, the City of New York, ix) that jurisdiction and venue shall lie in the State or Federal courts in the State of New York, and x) that notice may be served upon such party at the address and in the manner set forth for such party in Section 5.8. To the extent permitted by applicable law, each of the parties hereto hereby unconditionally waives trial by jury in any legal action or proceeding relating to the Transaction Documents or the transactions contemplated hereby or thereby.

5.7 Specific Performance. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy at law or in equity.

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5.8 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by facsimile (transmission confirmed), or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a) If to the Investors, to:

c/o White Deer Energy L.P.

667 Madison Ave., 4th Floor

New York, New York 10065

Attention: Thomas J. Edelman

Telephone: (212) 371-1117

Facsimile: (212) 888-6877

and

c/o White Deer Energy L.P.

700 Louisiana, Suite 4770

Houston, Texas 77002

Attention: James E. Saxton

Telephone: (713) 581-6906

Facsimile: (713) 581-6901

and

Vinson & Elkins LLP

666 Fifth Avenue, 26th Floor

New York, New York 10103

Attention: Robert Seber

Telephone: (212) 237-0132

(b) If to the Company, to:

Emerald Oil, Inc.

1600 Broadway, Suite 1360

Denver, Colorado 80202

Attention: McAndrew Rudisill

Telephone: (303) 323-0008

Facsimile: (303) 323-0008

and

Mayer Brown LLP

700 Louisiana, Suite 3400

Houston, Texas 77002

Attention: Kirk Tucker

Telephone: (713) 238-2500

Facsimile: (713) 238-4603

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5.9 Publicity. Except as set forth below, no public release or announcement concerning the Transactions shall be issued by the Company, its Subsidiaries or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company or its Subsidiaries) (which consents shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the affected party shall allow the other parties hereto, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. The Company and the Investors each acknowledge and agree that the prospectus supplement for the Offering will be filed with the SEC on or about September 23, 2013, and the prospectus supplement contains a summary of the terms of the Transaction Documents. The Company shall by 8:30 a.m. (New York City time) on the fourth trading day immediately following the date of this Agreement file a Current Report on Form 8-K disclosing the execution and delivery of this Agreement as well as copies of the Transaction Documents, and the Company may issue a press release disclosing the execution and delivery of the Transaction Documents. In addition, the Company will make such other filings and notices in the manner and time required by applicable law or the SEC or NYSE MKT.

5.10 Entire Agreement, Etc. This Agreement (including the Annexes and Schedules) and the other Transaction Documents constitute the entire agreement, and supersede all other prior agreements (other than the February Purchase Agreement and the agreements executed in connection therewith), understandings, representations and warranties, both written and oral, among the parties hereto, with respect to the subject matter hereof. For the avoidance of doubt, each of the parties hereto hereby acknowledges that the February Purchase Agreement shall remain in full force and effect in accordance with its terms except as expressly modified herein.

5.11 Assignment. Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other parties, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void. This Section 5.11 applies only to an assignment of this Agreement and the rights, remedies, obligations and liabilities arising hereunder and does not apply to a sale, transfer or assignment of Purchased Securities, which is addressed in Section 4.3.

5.12 Severability. If any provision of this Agreement or the Registration Rights Amendment, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination, the parties hereto shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties hereto.

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5.13 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Investors (and any persons to whom an Investor has transferred its rights hereunder in accordance with this Agreement), any benefits, rights, or remedies.

5.14 Interpretation. When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections,” “Annexes” or “Schedules,” such reference shall be to a Recital, Article or Section of, or Annex or Schedule to, this Agreement unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein”, “hereof”, “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In connection with the interpretation or enforcement of this Agreement, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Time is of the essence for each and every provision of this Agreement. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to a “business day” shall mean any day except a Saturday, Sunday or other day on which (a) NYSE MKT is not open for trading or (b) commercial banks in the State of New York or the State of Montana are authorized or required by law or executive order to close.

[Signature Page Follows.]

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IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first herein above written.

Emerald Oil, Inc.

By:	/s/ McAndrew Rudisill
Name:	McAndrew Rudisill
Title:	Chief Executive Officer

WDE Emerald Holdings LLC

By:	/s/ Thomas J. Edelman
Name:	Thomas J. Edelman
Title:	President

White Deer Energy FI L.P.

By:	Edelman & Guill Energy L.P., its general
partner

By:	Edelman & Guill Energy Ltd., its general
partner

By:	/s/ Thomas J. Edelman
Name:	Thomas J. Edelman
Title:	Director

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Annex A – Form of Amendment No. 2 to the Restated Registration Rights Agreement

AMENDMENT NO. 2 TO THE

REGISTRATION RIGHTS AGREEMENT

This Amendment No. 2, dated September 23, 2013 (this “Amendment”), to the Registration Rights Agreement dated as of February 19, 2013 (the “Agreement”), by and among Emerald Oil, Inc., a Montana corporation (together with any successor entity thereto, the “Corporation”), WDE Emerald Holdings LLC, a Delaware limited liability company (“WD Investor I”), and White Deer Energy FI L.P., a Cayman Islands exempted limited partnership (together with WD Investor I, the “Investors” and each, an “Investor”), is made by and among the Corporation and the Investors in accordance with Section 8(b) of the Agreement.

WHEREAS, pursuant to the Securities Purchase Agreement, dated as September 23, 2013, by and among the Corporation and the Investors (the “September Purchase Agreement”) the Corporation issued and sold to the Investors and the Investors purchased from the Corporation [ ] shares of Common Stock; and

WHEREAS, to induce the Investors to enter into the September Purchase Agreement and to consummate the transactions contemplated therein, the Corporation agreed to provide the registration and other rights set forth in this Amendment for the benefit of the Investors.

NOW, THEREFORE, in consideration of the mutual terms, conditions and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	Defined Terms. Except as otherwise defined herein, capitalized terms used herein will have the definitions ascribed to them in the Agreement.

2.	Registrable Securities Definition. The definition of “Registrable Securities” in Section 1 of the Agreement is hereby amended to add the following language after the first word of such definition: “the shares of Common Stock issued to the Investors pursuant to the May Purchase Agreement and the September Purchase Agreement,”.

3.	September Purchase Agreement Definition. The definition of “September Purchase Agreement” is hereby added to Section 1 of the Agreement after the definition of “Liquidated Damages Amount” to read as follows:

“September Purchase Agreement” means the Securities Purchase Agreement, dated as September 23, 2013, by and among the Corporation and the Investors.

4.	Miscellaneous. Except as expressly amended hereby, the Agreement shall remain unchanged, and the Agreement, as so amended, shall continue in full force and effect in accordance with its terms. For the avoidance of doubt, the provisions of Section 8 of the Agreement shall apply to this Amendment mutatis mutandis. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Executed signature pages to this Amendment may be delivered by PDF (Portable Document Format) or facsimile and such PDFs or facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Emerald Oil, Inc.

By:
Name:	McAndrew Rudisill
Title:	President

WDE Emerald Holdings LLC

By:
Name:	Thomas J. Edelman
Title:	President

White Deer Energy FI L.P.

By:	Edelman & Guill Energy L.P., its general partner

By:	Edelman & Guill Energy Ltd., its general partner

By:
Name:	Thomas J. Edelman
Title:	Director

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